UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

March 17, 2005

(Date of earliest event reported)

March 17, 2005

St. Joseph Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-6581

35-1977746

(Commission File Number)

           (I.R.S. Employer Identification Number)

3820 Edison Lakes Parkway, Mishawaka, Indiana

46545

              (Address of principal executive offices)

(Zip Code)

(800) 890-2798

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2005, St. Joseph Capital Corporation (the “Company”) and its newly formed business trust subsidiary, St. Joseph Capital Trust II, a Delaware statutory trust (the “Trust”), consummated the issuance and sale of 5,000 of the Trust’s fixed/floating rate capital securities, with a liquidation amount of $1,000 per capital security (the “Capital Securities”), in a pooled trust preferred transaction.  The entire proceeds from the sale by the Trust to the holders of the Capital Securities were combined with the entire proceeds from the sale by the Trust to the Company of its common securities and were used by the Trust to purchase $5,155,000 in principal amount of the fixed/floating rate junior subordinated deferrable interest debentures of the Company.  No underwriting commissions or placement fees were paid in connection with the issuances.  All of the securities were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

The terms of the debt securities are governed by an Indenture dated March 17, 2005 between the Company and Wilmington Trust Company, as Indenture Trustee. The debt securities accrue interest (which is payable quarterly) at an initial rate of 6.27% for the first five years and then convert to the three month LIBOR plus 1.75%. The debt securities are not redeemable by the Company during the first five years, absent certain changes in tax, investment company or bank regulatory statutes or regulations.

The trust preferred securities were issued pursuant to a Placement Agreement dated March 15, 2005, by and among the Company, the Trust and an initial purchaser. The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust by and among the Company, Wilmington Trust Company, as Trustee, and the trust administrators. The trust preferred securities entitle the holders thereof to quarterly distributions at a per annum rate equal to 6.27% for the first five years and then converting to the three month LIBOR plus 1.75%. The trust preferred securities are not redeemable by the Trust during the first five years, absent certain changes in tax, investment company, bank regulatory statutes or regulations. Pursuant to a Guarantee Agreement dated March 17, 2005, by and between the Company and Wilmington Trust Company as Trustee, the Company has agreed to guarantee the payments to be made to the holders of the trust securities, subject to the terms and conditions set forth therein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See information provided in response to Item 1.01 herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH CAPITAL CORPORATION

Dated:  March 17, 2005

By:

Mark E. Secor

Senior Vice President & Chief

Financial Officer